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                                                                    EXHIBIT 10.5

                               SERVICE AGREEMENT
                               -----------------


     This Agreement is entered into as of the 19 day of January 1996 by and between Nu Skin Korea, Ltd., a corporation organized and existing under the laws of Korea, with its principal office at 890-12, Daechi-dong, Kangnam-ku, Seoul (hereinafter referred to as A) and Mr. Sung-Tae Han, a citizen of the Republic of Korea residing at 402-dong, 901-ho, Lucky Apt. 875, Hosumaul, Janghong-dong, Koyang-si, Kyonggi-do, Korea (hereinafter referred to as B).


                                  WITNESSETH:
                                  -----------

     WHEREAS, B wishes to provide certain services to A as Representative Director of A on the terms and conditions set forth hereinafter:

     WHEREAS, A wishes to obtain the services of B as Representative Director of A;

     NOW, THEREFORE, in consideration of the mutual promises, undertakings and covenants set forth hereinafter, the parties hereto mutually agree as follows:

1.   Appointment - A hereby agrees to appoint B as a Representative Director of
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     A and B hereby agrees to such appointment to perform the functions and carry out the duties and responsibilities as the Representative Director of A on the terms and conditions set forth hereinafter.

     The duties and responsibilities of his position will include but are not limited to the attached Position Specification. B shall be notified of changes or additions in his responsibilities during the course of the Agreement [See the Attachment].


2.   Direction - B shall be subject to and act in accordance with the rules,
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     regulations and instructions issued from time to time by the Board of
     Directors of A as well as such limitations as are set by the Shareholders or the Board of Directors of A.
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                                      -2-



3.   Compensation - B shall receive the following compensation and benefits for
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     services rendered to A.  No other compensation, other than allowances specifically mentioned in this Agreement, shall be paid.

     a. Remuneration: B shall receive a gross annual remuneration of 85,000,000 Korean Won divided into twelve (12) installments, which shall be payable for each month of the 25th day of the month. In the event the 25th day falls on a non-workday, the remuneration shall be paid on the preceding workday. The annual remuneration shall be reviewed annually and any adjustment will be effective from the first day of July of each year. The annual remuneration and any adjustment shall be subject to the resolution of the Shareholders of A.

     b. Automobile: B shall be provided a company car appropriate to his position and a driver who will be duly required to perform his duties and responsibilities. All of these costs and expenses will be paid by A.

     c. Vacation: For each 12 months of service, B shall be entitled to 22 days of vacation with pay, which may be taken in any combination and at any time during each of said 12-month periods, consistent with the requirements of his job, and provided that a vacation schedule shall be reported at least 7 days in advance. In the event of an early termination of this Agreement, B will be credited with vacation time in proportion to the actual service period.

     d. Coverage of Medical Insurance and National Pension: A shall subscribe to the governmental medical insurance program and national pension program. The contributions to the above programs shall be equally borne by a and B in accordance with the relevant laws.

     e. Workers Compensation Insurance: A shall subscribe to a private insurance policy that provides protection comparable to that available to workers under the Industrial Accident Compensation Law.


4.   Service Hours - B's regular service hours are 40 hours per week from Monday
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     through Friday.  It is understood that in the light of his position as a
     Representative Director he
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                                      -3-

     may be required to provide services beyond normal service hours. It is further agreed that B's remuneration has been set with this fact in mind and that B has no right to ask additional compensation for such extra services.

5.   Confidentiality - Without the written approval of A, B shall not copy or
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     disclose to others or use, for B's own benefit or otherwise, any information, knowledge or data that B receives or develops during the period of employment which is secret confidential, including information contained in formulas, business plans, financial data, vendor lists, product and marketing plans, distributor lists and other trade secrets or information that A has received in confidence from others, nor will B to A any confidential information of others.


6.   Non-Competition - B hereby agrees that he shall not, during the term of
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     this Agreement, and for one year immediately after termination of this
     Agreement, directly or indirectly, by any means or device whatsoever, for himself or on behalf of or in conjunction with any person, partnership, or corporation, do any one or more of the following:

     a.   provide services similar to A's services or products;

     b. divert, take away, or attempt to take away any account which B may have become aware of from customer information furnished to B by any employee or agent or former employee or agent of A; and

     c.   compete with A or render services for a competitor of A.


7.   Term of Agreement
     -----------------

     a. This Agreement shall be effective as of January 1, 1996, and continue in full force and effect for a period of three years thereafter, subject to automatic renewal for an additional three years unless this Agreement is terminated.

     b. Either party may terminate this Agreement at any time by giving the other party 60 days advance notice. The termination by A is subject to the shareholder resolution as required under the Korean Commercial

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                                      -4-

          Code. The Agreement may be terminated without notice by A if B materially breaches his duties as set forth in this Agreement or in A's regulations or the directions of the shareholder or the Board of Directors and subject to shareholder resolution. In the event A terminates this Agreement without cause, A shall be liable only for compensating B for remuneration due for the remainder of his term of office.


8.   End of Service Benefits - B shall receive an end of service payment which
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     will accrue at the rate of two months' remuneration for each consecutive year of service, provided that this benefit shall not be paid until B has worked at least 12 months, and provided further that this benefit shall be subject to shareholder resolution and adoption by shareholders of regulations governing these benefits.


9.   Tax Returns - Filing annual income tax returns with the Korean tax
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     authorities is the responsibility of B.  However, income tax withheld from remuneration and other payments will be paid to the tax authorities by A.


10.  Entire Agreement - This Agreement contains the entire agreement between the
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     parties relating to the subject matter hereof.  No modification, alteration or amendment of this Agreement and no waiver of any provision hereof may be made unless such modification, alteration, or waiver is set forth in writing signed by the parties hereto.


11.  Governing Law - This Agreement shall be construed in accordance with and
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     governed by the laws of the Republic of Korea.


12.  Prevailing Language - This Agreement shall be executed in two counterparts
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     in the English language, each of which shall be deemed an original but which, taken together, shall constitute one and the same instrument. Should any conflict arise between the English language version of this Agreement and any translation hereof, the English language version shall be controlling.
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                                      -5-

IN WITNESS WHEREOF, the parties hereto and/or their duly authorized representatives have executed this Agreement as of the date first above written.


Nu Skin Korea Ltd.                                Sung-Tae Han



    [STAMP OF NU SKIN KOREA LTD.]                 /S/ Sung -Tae Han
By  ________________________________              ____________________

Name:                                             Name:
Title:
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                                                                    [Attachment]
 .    Duties and Responsibilities;

1. Assist the Regional Managing Director and the V.P. of International in developing the strategic and operational plans for the country which, with other country plans, forms the basis of the Nu Skin International's international operational strategy.

2. Assist the Regional Managing Director and the V.P. of International in developing the budget to support the country strategic plan.

3. Provide the V.P. of International with suggestions for country opening activities including event time-line calendar, list of participants, activities, courtesy calls, open-houses, press conferences, et.

4. Provide suggestions to the V.P. of International and Regional Managing Director for designing quality assurance and performance measurement standards for the country.

5. Suggest methods and strategies to the Regional Managing Director for improving country market share and profitability.

6. Ensure that the strategic plan is implemented in the country in an efficient and effective manner which will maximize a return on investment.

7. Ensure that ongoing country office and warehouse operations comply with all government regulations.

8. Report status of country operations to Regional Managing Director and V.P. of International.

9.   Conduct quality assurance and personal performance appraisals as needed.

10. Meet with government and senior business officials and with the press as needed.

11. Keep Regional Managing Director and V.P. of International informed at all times of trends.

12. Train, motivate and support the sponsor/distributor networking in the country.